UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2016

(Exact name of registrant as specified in its charter)

Delaware	1-7724	39-0622040
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 80th Street, Kenosha, Wisconsin 53143-5656

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (262) 656-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Snap-on Incorporated (the “Company”) held its 2016 Annual Meeting of Shareholders on April 28, 2016 (the “2016 Annual Meeting”). The Company’s shareholders: (i) elected nine members of the Company’s Board of Directors, who were up for election, to each serve a one-year term ending at the 2017 Annual Meeting; (ii) ratified the Audit Committee’s selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2016; and (iii) approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement for the 2016 Annual Meeting (the “2016 Proxy Statement”). There were 58,123,071 shares of the Company’s common stock outstanding and eligible to vote as of the close of business on February 29, 2016, the record date for the 2016 Annual Meeting.

The directors elected to the Company’s Board for terms expiring at the 2017 Annual Meeting, and the number of votes cast for and against, as well as abstentions and broker non-votes with respect to, each of these individuals, are set forth below:

Director	For	Against	Abstentions	Broker Non-Votes
Karen L. Daniel	43,071,747	1,748,867	62,329	5,166,016
Ruth Ann M. Gillis	44,098,377	723,123	61,442	5,166,016
James P. Holden	44,633,019	188,010	61,912	5,166,016
Nathan J. Jones	44,080,442	737,610	63,296	5,166,016
Henry W. Knueppel	44,328,789	486,095	66,464	5,166,016
W. Dudley Lehman	43,287,373	1,529,341	66,228	5,166,016
Nicholas T. Pinchuk	42,548,098	2,241,106	92,145	5,166,016
Gregg M. Sherrill	44,616,488	201,308	63,552	5,166,016
Donald J. Stebbins	43,060,380	1,758,151	64,411	5,166,016

The proposal to ratify the Audit Committee’s selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2016 received the following votes:

Votes for approval:	47,118,239	Votes against:	2,875,126	Abstentions:	55,593
Broker non-votes:	0

The advisory vote to approve the compensation of the Company’s named executive officers, as disclosed in “Compensation Discussion and Analysis” and “Executive Compensation Information” in the 2016 Proxy Statement, received the following votes:

Votes for approval:	44,036,665	Votes against:	657,415	Abstentions:	188,862
Broker non-votes:	5,166,016

*     *     *     *     *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNAP-ON INCORPORATED

Date: April 29, 2016	By:	/s/ Irwin M. Shur
Irwin M. Shur
Vice President, General Counsel and Secretary